UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

FANTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55204	80-0884134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

330 Townsend Street, Suite 234

San Francisco, CA 94107

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 592-5950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On November 16, 2016, Fantex, Inc. (the “Company”) obtained the written consent of Fantex Holdings, Inc. (the “Majority Stockholder”), the holder of a majority of the voting power of the Company’s capital stock, approving amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock, at an exchange ratio of 1-for-200 shares of outstanding Common Stock (the “Reverse Split”), immediately followed by a forward stock split of the Company’s Common Stock, at an exchange ratio of 200-for-1 shares of outstanding Common Stock (the “Forward Split” and together with the Reverse Split, the “Reverse/Forward Split”). The Majority Stockholder voted all 100,939,556.474 shares of Common Stock beneficially owned by it as of November 16, 2016 in favor of the Reverse/Forward Split. Because the action was approved by written consent of stockholders without a meeting, there were no votes cast again or withheld, nor were there any abstentions or broker non-votes in connection with the approval of the Reverse/Forward Split by the Majority Stockholder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2016	FANTEX, INC.

	By:	/s/ William Garvey
William Garvey
Chief Legal Officer, Secretary

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